Exhibit 99.1

[Graphic Omitted] MARITRANS
                  TWO HARBOUR PLACE                      NEWS
                  302 KNIGHTS RUN AVENUE                 RELEASE
                  TAMPA, FL 33602
                  813-209-0600
                  800-922-4596

FOR FURTHER INFORMATION CONTACT:
WALTER T. BROMFIELD (813) 209-0602
JUDITH M. CORTINA (610) 595-8055


                    MARITRANS REPORTS FIRST QUARTER EARNINGS
                         AND DECLARES QUARTERLY DIVIDEND

         TAMPA, FL - (April 28, 2004) - Maritrans Inc. (NYSE: TUG), a leading U.S. flag marine petroleum transport company, today announced its first quarter financial results, and declared its quarterly dividend.

         Net income for the quarter ended March 31, 2004 was $1.8 million, or $0.21 diluted earnings per share, on revenues of $34.7 million. This compares with net income of $3.2 million, or $0.37 diluted earnings per share, on revenues of $35.9 million for the quarter ended March 31, 2003. Operating income for the quarter ended March 31, 2004 was $3.2 million compared to $5.4 million for the quarter ended March 31, 2003.

          On a Time Charter Equivalent (TCE) basis, a commonly used industry measure where direct voyage costs are deducted from revenue, TCE revenue was $28.7 million for the quarter ended March 31, 2004 compared to $28.8 million for the quarter ended March 31, 2003. TCE revenue is a non-GAAP financial measure and a reconciliation of TCE revenue to revenue calculated in accordance with GAAP is attached.

         During the first quarter, the Company experienced lower overall utilization. Utilization for the first quarter of 2004 was 80.0% compared to 89.5% in the first quarter of 2003. This resulted from the M214 being in the shipyard for its double-hull conversion, as compared to no vessels being rebuilt in the 2003 period, and from shipyard work done to structurally enhance three 250,000 barrel class vessels. In addition, higher maintenance expenses in anticipation of future shipyardings, increases in crew wages and training costs, higher insurance premiums, and increased shoreside headcount all contributed to reduced operating income. While the Company believes that levels of maintenance costs have stabilized, the Company anticipates cost pressures will continue throughout 2004.

         Philip J. Doherty, Chief Executive Officer of Maritrans, commented, "We continue to effectively meet our customers' needs while positioning the Company for expected future earnings growth. While we have once again experienced lower overall utilization primarily due to our active rebuilding program, we are pleased with the solid demand for our available vessels. During the quarter, we acted prudently to structurally enhance our three rebuilt 250,000 barrel class barges. These three barges have been well received by our customers and are experiencing high utilization rates. Maritrans' position in the market remains strong and we are committed to providing our customers with a modern fleet that meets the highest safety and environmental standards."

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
Maritrans Reports First Quarter Earnings and Declares Quarterly Dividend
Page 2
April 28, 2004

FLEET AND MARKET REPORT
         Maritrans owns and operates a fleet of 15 units consisting of four oil tankers and eleven oceangoing married tug/barge units. Nearly 60% of this fleet capacity is double-hulled, compared to the Jones Act fleet average of 45%.
         The majority of the Company's fleet was deployed on contract business during the first quarter of 2004. During the quarter, the Company maintained a high percentage of its business on long-term contracts, which accounted for approximately $30.5 million in revenue. However, volumes of cargos transported in the Northeast decreased due to cyclical dredging at customer refining facilities. The Company expects to continue to have a high percentage of its business on contracts, but anticipates that its spot exposure for the remainder of the year will be higher than it was for the first quarter of 2004.
         Spot market rates were significantly stronger in the first quarter of 2004 than the same period of 2003. Spot rates reflected the increased demand for vessels transporting cargos from the Gulf of Mexico to the West Coast due to increased gasoline demand and refinery problems in that area. Other factors contributing to a stronger spot market were low inventory levels and decreased European imports. The Company expects spot rates to decrease in the second and third quarters but strengthen in the fourth quarter due to seasonality.

DOUBLE-HULL REBUILDING PROGRAM
         Since 1998, Maritrans has been actively engaged in a double-hull rebuilding program aimed at ensuring that the Company's Jones Act fleet is compliant with the U.S. Oil Pollution Act of 1990, or OPA. Maritrans' patented double-hull process enables the Company to convert its single-hull vessels into double-hull vessels at approximately half the cost of building new vessels.
         As of March 31, 2004, Maritrans had successfully rebuilt four of its vessels. The rebuilding of the Company's fifth barge, the M214, is expected to be completed during the second quarter of 2004. With the redelivery of the M214, Maritrans will have completed the rebuilding of more than 50% of its single-hull barges and 64% of capacity of the entire fleet will be double-hulled. In the third quarter of 2004, the Company will begin rebuilding its barge, the OCEAN 193, which is expected to be completed in the first half of 2005.
         Maritrans' success at rebuilding its barges is a direct result of the Company's patented process. Including its most recent patent announced in April 2004, Maritrans has patented a double-hull conversion process for both barges and tank ships. The Company continues to evaluate the possibility of utilizing its most recent patent to convert its two single-hull tank ships into double-hull vessels.
         Maritrans estimates that the total cost of its barge rebuilding program will exceed $200 million. As of March 31, 2004, over $90 million in costs have been incurred since the program's inception. Currently, Maritrans is rebuilding the single-hull barge, M214 and the tug boat Honour. The rebuilds are expected to cost approximately $25.0 million and $6.5 million respectively. As of March 31, 2004, $19.8 million and $2.9 million respectively have been paid to the shipyard contractor for the project. The rebuilding of the OCEAN 193, which is scheduled to begin during the third quarter, is expected to cost $24.0 million. As of March 31, 2004, $7.2 million has been paid to the shipyard contractor.


                                    - MORE -

Maritrans Reports First Quarter Earnings and Declares Quarterly Dividend
Page 3
April 28, 2004



REBUILDING SCHEDULE

                                                                     DOUBLE-HULL
        BARGES            CAPACITY IN BARRELS     DOUBLE-HULL      REDELIVERY DATE    MARRIED TUGBOAT       HORSEPOWER
        ------            -------------------     -----------      ---------------    ---------------       ----------
MARITRANS 400                   380,000                YES                **          CONSTITUTION             11,000
MARITRANS 300                   265,000                YES                **          LIBERTY                   7,000
M 254                           250,000                YES               2002         INTREPID                  6,000
M 252                           250,000                YES               2002         NAVIGATOR                 6,000
M 244                           245,000                YES               2000         SEAFARER                  6,000
OCEAN 215                       210,000                NO                             FREEDOM                   6,000
OCEAN 211                       207,000                NO                             INDEPENDENCE              6,000
OCEAN 210                       207,000                NO                             COLOMBIA                  6,000
M 214                           214,000                YES ~             2004         HONOUR                    6,000
OCEAN 193                       178,000                NO             EST. 2005       ENTERPRISE                6,000
M 192                           175,000                YES               1998         VALOUR                    6,000

OIL TANKERS               CAPACITY IN BARRELS      DOUBLE-HULL
-----------               -------------------      -----------

ALLEGIANCE                      252,000                NO
PERSEVERANCE                    252,000                NO
INTEGRITY                       265,000                YES                **
DILIGENCE                       265,000                YES                **

    ** These vessels were originally built with double-hulls.

    ~ The M 214 is currently under construction.


          Mr. Doherty continued, "During the first quarter, we continued to position the Company to operate in a dynamic regulatory environment, which we believe will create long-term value for our shareholders and customers. At the center of our efforts is the Company's double-hull rebuilding program. Maritrans' rebuilding program ensures that we will have an OPA compliant Jones Act fleet that we believe will enable us to take advantage of the expected shortage of modern Jones Act vessels as OPA continues to drive them from the market."

DIVIDEND
         Maritrans' Board of Directors declared a quarterly dividend of $0.11 per share, payable on June 2, 2004, to shareholders of record on May 19, 2004. The ex-dividend date will be May 17, 2004.

CONFERENCE CALL INFORMATION
         Maritrans' management will host a conference call on Thursday, April 29, 2004, at 2:30 p.m. eastern time to discuss the Company's first quarter results. To access this call, please dial 1-800-838-5953. A replay of the call may be accessed by dialing 1-800-633-8284 and providing the reservation number 21193486. The replay will be available from 4:30 p.m. eastern time on Thursday, April 29, 2004, to 4:30 p.m. eastern time on Thursday, May 6, 2004. The conference call will also be webcast live on Maritrans' website, www.maritans.com and will be available on the website through May 6, 2004.

                                    - MORE -

Maritrans Reports First Quarter Earnings and Declares Quarterly Dividend
Page 4
April 28, 2004



ABOUT MARITRANS

         Maritrans Inc. is a U.S. based company with a 76-year commitment to building and operating petroleum transport vessels for the U.S. domestic trade. Maritrans owns and operates one of the largest fleets serving the U.S. coastwise trade. The Maritrans fleet currently consists of four oil tankers and eleven oceangoing married tug/barge units with an aggregate fleet capacity of approximately 3.6 million barrels. Nearly 60 percent of its capacity is double-hulled. Maritrans is headquartered in Tampa, Florida, and maintains an office in the Philadelphia area that supports the Company's Northeast crude oil lightering operations. The common stock of Maritrans Inc. is listed on the New York Stock Exchange under the symbol "TUG."

SAFE HARBOR STATEMENT
         The information in this news release includes certain forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, growth, performance, earnings per share or achievements to be materially different from those expressed in or implied by such forward-looking statements. These statements are based on assumptions the Company believes are reasonable, but a variety of factors could cause the Company's actual results, goals, targets or objectives to differ materially from those contemplated, projected, forecast, estimated, anticipated, planned or budgeted. Such factors include, among others, changes in oil companies' decisions as to the type and origination point of the crude that it processes, changes in the amount of imported petroleum products, competition for marine transportation, domestic oil consumption, the continuation of federal law restricting United States point-to-point maritime shipping to U.S. vessels (the Jones Act), the timing and success of our double-hull rebuilding program, demand for petroleum products, future spot market rates, demand for our services, changes in interest rates, the effect of war or terrorist activities and the general financial, economic, environmental and regulatory conditions affecting the oil and marine transportation industry in general. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.


                                    - MORE -

Maritrans Reports First Quarter Earnings and Declares Quarterly Dividend
Page 5
April 28, 2004


                  RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
                                  ($ THOUSANDS)

                                                                                                       THREE MONTHS ENDED
                                                                                                             MARCH 31,
                                                                                                         2004           2003
                                                                                                         ----           ----

Voyage Revenue                                                                                         $34,661        $35,929
Voyage Costs                                                                                             6,008          7,085
                                                                                                       -------        -------
Time Charter Equivalent                                                                                $28,653        $28,844
                                                                                                       =======        =======

              UNAUDITED CONDENSED CONSOLIDATED FINANCIAL HIGHLIGHTS
                     ($ THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                                         THREE MONTHS ENDED
                                                                                                             MARCH 31,
                                                                                                         2004           2003
                                                                                                         ----           ----
Voyage Revenue                                                                                         $34,661         $35,929
Voyage Costs                                                                                             6,008           7,085
                                                                                                       -------        -------
Time Charter Equivalent                                                                                 28,653          28,844

Operations expense                                                                                      12,579          11,795
Maintenance expense                                                                                      5,299           4,330
General and administrative expense                                                                       2,417           2,165
Depreciation and amortization expense                                                                    5,192           5,111
                                                                                                       -------         -------
Operating Income                                                                                         3,166           5,443
Other Income                                                                                                98             211
Interest Expense                                                                                           405             608
                                                                                                       -------         -------
Pre-tax income                                                                                           2,859           5,046
Income Tax Provision                                                                                     1,072           1,867
                                                                                                       -------         -------
Net Income                                                                                             $ 1,787         $ 3,179
                                                                                                       =======         =======

Diluted Earnings Per Share                                                                             $  0.21         $  0.37
Diluted Shares Outstanding                                                                               8,423           8,516
Capital Expenditures                                                                                   $12,641         $ 3,841

Utilization of Calendar days                                                                              80.0%           89.5%
Barrels carried (in millions)                                                                             42.9            45.5



                CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION
                                  ($ THOUSANDS)

                                                                                    MARCH 31, 2004           DECEMBER 31, 2003
                                                                                    --------------           -----------------
Cash and cash equivalents                                                                $  4,451                 $  3,614
Other current assets                                                                       24,726                   24,417
Net vessels and equipment                                                                 188,177                  180,728
Other assets                                                                                6,947                   11,770
                                                                                         --------                 --------
Total assets                                                                             $224,301                 $220,529
                                                                                         ========                 ========

Current portion of debt                                                                  $  2,567                 $  2,533
Total other current liabilities                                                            18,347                   18,412
Long-term debt                                                                             58,905                   57,560
Deferred shipyard costs and other                                                          11,450                    9,702
Deferred income taxes                                                                      47,148                   47,148
Stockholders' equity                                                                       85,884                   85,174
                                                                                         --------                 --------
Total liabilities and stockholders' equity                                               $224,301                 $220,529
                                                                                         ========                 ========

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